(h)(7)

AMENDMENT NO. 2
TO
SECURITIES LENDING AGENCY AGREEMENT

AMENDMENT NO. 2 to SECURITIES LENDING AGENCY AGREEMENT, effective as of September 26, 2006 by and between The Glenmede Fund, Inc., a company organized under the laws of the state of Maryland (the “Fund”) and Investors Bank & Trust Company, a Massachusetts trust company (“Investors Bank”).

WHEREAS, the Fund and Investors Bank entered into a Securities Lending Agency Agreement dated September 1, 2001, as amended from time to time (the “Securities Lending Agency Agreement”); and

WHEREAS, the Fund and Investors Bank desire to amend the Securities Lending Agency Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.	Amendments.

(a)	Schedule A to the Securities Lending Agency Agreement is hereby amended by deleting such Schedule A in its entirety and replacing it with Schedule A attached hereto as Exhibit I.

2.	Miscellaneous.

(a)	Except as amended hereby, the Securities Lending Agency Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

INVESTORS BANK & TRUST COMPANY	THE GLENMEDE FUND, INC.

By: /s/ Robert D. Mancuso	By: /s/ Mary Ann B. Wirts

Name: Robert D. Mancuso	Name: Mary Ann B. Wirts

Title: SVP	Title: President

Exhibit I

SCHEDULE A
As of September 26, 2006

Portfolios of The Glenmede Fund, Inc.:

Absolute Return Portfolio
Core Fixed Income Portfolio
Government Cash Portfolio
International Portfolio
Large Cap 100 Portfolio
Large Cap Growth Portfolio
Large Cap Value Portfolio
Philadelphia International Fund
Small Cap Equity Portfolio
Strategic Equity Portfolio
Tax-Exempt Cash Portfolio
Total Market Long/Short Portfolio
U.S. Emerging Growth Portfolio

THE GLENMEDE FUND, INC.	INVESTORS BANK & TRUST COMPANY

By: /s/ Mary Ann B. Wirts	By: /s/ Robert D. Mancuso

Name: Mary Ann B. Wirts	Name: Robert D. Mancuso

Title: President	Title: SVP